UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 4, 2010
Date of Report (Date of earliest event reported)

Colonial Commercial Corp.
(Exact name of Registrant as Specified in Charter)

NEW YORK	1-6663	11-2037182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 WAGARAW ROAD, HAWTHORNE, NEW JERSEY	07506
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: 973-427-8224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 10, 2010, the Company reported on Form 8-K ("Prior Form 8-K"), among other things, that Goodman Company, L.P. and certain of its affiliates (“Goodman”), Universal Supply Group, Inc., a wholly owned subsidiary of the Company, and Wells Fargo Bank, National Association entered into an Amended and Restated Subordination Agreement dated March 4, 2010 (the "Subordination Agreement").

As set out more fully in the Prior Form 8-K, the Subordination Agreement provides, among other things, that not later than March 31, 2010, Goodman will convert up to $2 million of designated amounts then owed to it by Universal into a secured term note.

The Prior Form 8-K erroneously referred to June 30, 2010 as the date by which Goodman is to convert the aforesaid note. This Report on Form 8-K is being filed to set out the correct date, namely March 31, 2010.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL COMMERCIAL CORP.
(Registrant)

Date: March 23, 2010	/s/ William Salek William Salek Chief Financial Officer